Exhibit 10.3

BUSINESS OPERATIONS AGREEMENT

This Business Operations Agreement (this “Agreement”) is dated June 23, 2008, and is entered into in Xi’an, China between Xi’an Jiahui Real Estate Co., Ltd (“Jiahui”), with a registered address at 89 Chang’an Middle Rd., Yangming Int’l Tower 27th Floor, Xi’an, Shaanxi, China (“Party A”), and Shaanxi Xinyuan Real Estate Co. Ltd., with a registered address at 89 Chang’an Middle Rd., Yangming Int’l Tower 26th Floor, Xi’an, Shaanxi, China (“Party B”), , and shareholders holding 100% outstanding shares of Party B (the “Shareholders of Party B” or “Party C”). Party A and Party B, and Shareholders of Party B are referred to collectively in this Agreement as the “Parties.”

RECITALS

1.	Party A, a wholly foreign owned limited company incorporated under law of China, has the expertise in the business of real estate development, including sale and lease of real estate;

2..	Party B is a limited company incorporated in China, and is engaged in the development, sale and lease of, including but not limited to, the Yan Ta Shopping Mall (the “Business”);;

3.	The undersigned Shareholders of Party B collectively own 100% of the equity interests of Party B;

4.

Party A has established a business relationship with Party B by entering into the “Consulting Services Agreement” (hereinafter referred to as the “Services Agreement”) and the Parties have contemporaneously entered into other agreements with respect to business, operations, ownership and management of Party B;

5.

Pursuant to the Services Agreement, Party B shall pay a certain amount of money to Party A. However, the relevant payable account has not been paid yet and the daily operation of Party B will have a material effect on its capacity to pay such payable account to Party A;

6.	The Parties are entering into this Agreement to clarify matters in connection with Party B’s operations.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1.

In order to ensure Party B’s performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, business, employment, obligations, rights or the operations of Party B, including but not limited to the following unless Party B obtains the prior written consent from Party A:

1.1	To borrow money from any third party or assume any debt;

1.2	To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

1.3	To provide any guarantees to any third parties using its assets or intellectual property rights;

1.4	To assign to any third party its business agreements.
1.5	To conduct any business which is beyond the normal business scope of Party B or conduct business in any way which is inconsistent with the past practices of Party B.
1.6	To change or dismiss any directors or to dismiss and replace any senior management officers.
1.7	To amend the Articles of Association of Party B or to change the scope of its business or to change the normal business process.
1.8	To materially adjust the business operation model, marketing strategy, operation guidance or client relationship.
1.9	To distribute any dividend in any form.
1.10	To increase compensation payable to any executive officers or senior management.
1.11	To engage in any activity not permitted by the laws of the PRC.

2.

In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree to accept, from time to time, advice regarding corporate policy advise provided by Party A in connection with company’s daily operations, financial management and the employment and dismissal of the company’s employees.

3.

Party B and Party C hereby jointly agree that Party C shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this section should have the qualifications of a director, General Manager, Chief Financial Officer, and/or other senior officers pursuant to applicable law.

4.

Party B together with its shareholders Party C hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

5.

In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

6.

Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

7.

If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Laws and without affecting other clauses hereof in any way.

8.

Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

9.

All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whatever this Agreement is void, amended, cancelled, terminated or unable to perform.

10.	This Agreement shall be governed by and construed in accordance with PRC law.

11.

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

12.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

13.

The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

14.

The term of this agreement shall extend until Party A is dissolved according to the PRC law unless Party A has assigned its rights and obligations hereunder prior thereto in which event this Agreement shall continue in accordance with its terms.

15.

During the term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

16.	This Agreement has been executed in four (4) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

17.	Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that this Agreement shall be deemed effective as of June 1, 2008.

[Signature Page]

          IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	Xi'an Jiahui Real Estate Co., Ltd ("Jiahui")
Legal/Authorized Representative: /s/ Rong (Amy) Wu Name: Rong (Amy) Wu
Title: President

PARTY B:	Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi")
Legal/Authorized Representative: /s/ Shuzhen Yang
Name: Shuzhen Yang
Title: President

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

SHAREHOLDERS OF PARTY B:

/s/ Shuzhen YANG
Shuzhen YANG ID Card No.: 610113195702011323 Owns 16% of Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi")

Shaanxi Jiahui Group
Legal/Authorized Representative:

/s/ Yingming WANG
Yingming WANG ID Card No.: 610113196307241633 Owns 84% of Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi")